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                                    EXHIBIT 5
               Form of Individual Variable Annuity Enrollment Form
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Application for the AUL SelectPoint Individual Variable Annuity AUL

American United Life Insurance Company(R)
P.O. Box 368, Indianapolis, Indiana 46206-0368

1.   ANNUITANT/OWNER __________________  __________________  __________________
                       Last Name              First               Middle
Address: _________________________________________  Date of Birth: ____________
__________________________________________________
SS#:_______ or Tax ID# ________ Sex: Male__ Female __ Telephone Number:________

2.   OWNER (if other than Annuitant)___________________________________________
                                    Last Name               First   Middle
        Address:___________________________  Date of Birth:____________________
        ___________________________________  SS#: _____________________________
        Sex:    Male__ Female __  Telephone Number: ___________________________
OTHER:_______________  ____________________________ Tax ID #:__________________
        Name           Relationship to Annuitant
      _______________  Custodian under ________ UGMA, UTMA Telephone Number:___
        Name                                    Circle One

3.   POLICY PLAN (choose one)

   [] Single Premium   [] Flexible Premium     Amount enclosed $_______________
                Features

Plan (Choose one)              Stnd. Death     12% Free     Nurseing Home   Enhanced Death     Guar. Min.         Guar. Min.
                                  Benefit     Withdrawal     Waiver           Benefit       Income Benefit      Acct. Value
               []SelectPoint I        X
               []SelectPoint II       X           X            X
               []SelectPoint III                  X            X                  X
               []SelectPoint IV                   X            X                  X                X
(SPIVA99 Only) []SelectPoint V                    X            X                  X                X                   X

4.   BENEFICIARY

           Name        Date of Birth      SS      Relationship    Address
                      (mo., day, yr.)
First: _____________   ______________   _________  _____________  _____________
       _____________   ______________   _________  _____________  _____________


Second, if no first beneficiary is living:

[] any lawful children of the owner, share and share alike. If any second beneficiary is not living at the time a death benefit is payable, the living children, if any, of such deceased second beneficiary shall receive, share and share alike, the share of the proceeds which their parent would have received if living.

[]   _______________   ______________   _________  _____________  _____________
     Name              Date of Birth )      SS      Relationship    Address
                       (mo., day, yr.)

5.   TYPE OF PLAN (choose one):
     []Non-Qualified or  []Tax-Qualified Account (check only one)
                       []IRA   []SEP-IRA  []Roth IRA  []403(b) TDA    [] HR-10
                       []SIMPLE IRA []Other:
                       []Retirement Plan: Pension, Profit Sharing or401(k)

If qualified plan, indicate tax year for initial premium:______________________

6.   PREMIUM PAYMENT OPTIONS (choose one)
     Choose one of the following premium payment options:

[] Initial Premium $____ ($1,000 minimum; $50 with APP or monthly list bill)
[] Planned Premium $____ ($50 minimum) to be billed:
[] Annually       [] Monthly list bill (3 life minimum)

[] Automatic Premium Payment (APP) Annuitant/Payee's Account #__________________
                                   Account Type: [] Checking    []  Savings

     Please attach a blank voided check from this account for verification of account information

Additional Premium at Issue $_________________

Check if:     []Direct Rollover []Rollover       [] ss 1035 Exchange

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7.   ALLOCATION  (Choose  up to a maximum  of 18  options)  Please  allocate  my
     PREMIUM PAYMENT(S) in increments of 1% as follows. (Note: Premiums will be applied to the AUL American Money Market Account if allocation is not specified, does not total 100%, or Dollar Cost Averaging is requested.)
     Variable:

__% AUL American Bond                  __% Calvert Soc Mid Cap Growth    __% Janus Flexible Income
__% AUL American Equity                __% Fidelity VIP Equity Income    __% Janus Worldwide Growth
__% AUL American Managed               __% Fidelity VIP Growth           __% PBHG Growth 11 (ISF)
__% AUL American Money Market          __% Fidelity VIP High Income      __% PBHG Tech & Comm (ISF)
__% American Century VP Value          __% Fidelity VIP Overseas         __% Safeco RST Growth
__% American Century VP Growth&Income  __% Fidelity VIP II Asset Manager __% Safeco RST Equity
__% American Century International     __% Fidelity VIP Il Contrafund    __% T. Rowe Price Equity Income
__% Alger American Growth              __% Fidelity VIP II Index 500

Fixed:
__AUL MVA Fixed Interest Account (Not available in {certain states))
      __% One year  __% Three year   __% Five year  __% Seven year  __% Ten year
__% Non-MVA Fixed Account (Only available in ( certain states))
__% Enhanced Averaging (First year dollar cost averaging only; $ 10,000 min.)

8. Replacement: Does any proposed annuitant have any intention of replacing or changing any insurance or annuity in this or any other company by this annuity? [ ] Yes [] No

9. NASD Affiliation: Is any proposed Owner or Annuitant/Owner employed by or associated with an NASD member firm? []Yes []No

10.  SUITABILITY INFORMATION

     Investment Objective    []Capital Preservation   []Income    []Total Return
      (Select One)           (Conservative)           (Moderate)      (Moderate)
                             []Capital Appreciation
                                (Aggressive)

Investment Experience  Number of Years    Annual Income (Salary)  $_____
        Stocks         _______________    Other Income (Source)   $_____
        Bonds          _______________    Total Household Income  $_____
        Mutual Funds   _______________    Net Worth (Assets-Liabilities) $_____
        Variable Annuities/Life ______    Liquid Net Worth
        Other (Specify)_______________         (Cash and Investments)$_____

Approximate Tax Bracket:____%   Filing Status:  []Single []Married
                                                []Head of Household
                                                  Number of Dependents __

Proposed Owner or Owner/Annuitant's Occupation: (if retired, list profession prior to retirement): ___________________________

Employer Name: __________________________________
Employer Address:_______________________________________________________________
                 Employer Name   Street Address  City    State   zip Code______

11.  HOME OFFICE ENDORSEMENT (Not applicable in NJ, PA or WV):

FRAUD WARNING (Not applicable to residents of AZ, MD, ND, OR, TX, VA, VT or WA) Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NOTE  FOR  COLORADO  RESIDENTS
It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or representative of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

NOTE FOR FLORIDA RESIDENTS
Any person who knowingly and with intent to injure or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

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NOTE FOR KENTUCKY RESIDENTS
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

NOTE FOR NEW JERSEY RESIDENTS
Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTE FOR PENNSYLVANIA RESIDENTS
Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such a person to criminal and civil penalties.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

Under penalties of perjury, I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. 1 am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have jailed to report all interest and dividends on your tax return.)

I represent that I have read and understand all the statements and answers given in this application and that they are true and complete to the best of my knowledge and belief.

It is agreed that:

     (a) any annuity issued will be based on the statements and answers given in this application and any amendments to it;
     (b) no agent has the authority to make or alter any contract for the company;
     (c) the company may indicate changes in the space entitled "Home Office Endorsement" for administrative purposes only but I must agree in writing to any other changes in this application.
     (d) no contract shall take effect unless and until this application is approved by the company at its home office;
     (e) I have received a current prospectus for each of the investment accounts and mutual fund(s) indicated in section 9;
     (f) all benefits, payments, and values under this contract which are based on the investment performance of a separate account are variable and not guaranteed as to fixed dollar amount.

The Internal Revenue Service does not require your consent to any portions of this document other than the certification required to avoid backup withholding.

Signed at:______________  on_________   _______________________________________
         City and State        Date      Signature of Proposed Annuitant
      __________________________________________________________________________
     Signature of Owner if not Proposed Annuitant (include title, if applicable)

To the best of your knowledge, will the annuity applied for replace any existing insurance or annuity? []Yes []No
_____________  _____________________________________
AUL Rep. Code  Signature of Registered Representative
_____________________________________________________________
Signature of other Registered Representative(s) if split case
_____________  _____________
AUL Rep. Code  Percentage Cr

        FLORIDA ONLY.
___________________    __________________________________________________
Florida License No.     FL Licensed Resident Rep/resentative (Name Printed)
________________________________________________
FL Licensed Resident representative (Signature)

Field Office Principal/Broker-Dealer Approval__________________ on ____________
                                                                      Date

Accepted by American United Life Insurance Company (R) at the Home Office by _____________________________________ on _____________
NASD Principal                                Date
________________________________________________________________________________
Registered Representative/Home Office Use Only:


________________________________________________________________________________
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RECEIPT
_____________________, ________
      Date

Received from _______________________________________  the sum of $ ___________
_______________________________________________________________________________
dollars
in connection with an application for a variable annuity from American United Life Insurance Company (R)(AUL). The amount received and the application will be forwarded to the Home Office of AUL for review. If the application for the variable annuity contains all of the required information and is otherwise acceptable to AUL, then the amount set forth above will be applied and invested as specified in the current prospectus describing AUL's SelectPoint variable annuity.

____________________________    _________________________________
Name of Agent (please print)    Signature of Agent

ALL CHECKS MUST BE MADE PAYABLE TO AMERICAN UNITED LIFE INSURANCE COMPANY(R), DO NOT MAKE CHECKS PAYABLE TO A REPRESENTATIVE OR ANY OTHER ENTITY OR LEAVE PAYEE BLANK.